Exhibit 99.1

STARRY SEA ACQUISITION CORP Announces

Postponement of the Extraordinary General Meeting in Lieu of an Annual General Meeting to October 19, 2026 and
Extension of Redemption Request Deadline

ALBANY, NEW YORK, October 9, 2026 (GLOBE NEWSWIRE) – STARRY SEA ACQUISITION CORP (NASDAQ: SSEA) (the “Company”), a blank check company, today announced that its previously announced Extraordinary General Meeting in lieu of an annual general meeting of shareholders (the “Extraordinary General Meeting”) will be postponed from 10:00 a.m. Eastern Time on October 9, 2026 to 9:00 a.m. Eastern Time, on October 19, 2026 to provide the Company with additional time to engage with shareholders.

There is no change to the location, the record date, or any of the proposals to be acted upon at the Extraordinary General Meeting. The physical location of the Extraordinary General Meeting remains at the offices of Torres & Zheng at Law, P.C., 450 Seventh Avenue, Suite 2104, New York, NY 10123. Shareholders and guests may also attend the Extraordinary General Meeting virtually via live webcast at https://www.cleartrustonline.com/ssea.

The Extraordinary General Meeting is being held for the purpose of considering and voting on a proposal, among other proposals, to permit the Company to extend the deadline to consummate an initial business combination.

The record date for determining the Company shareholders entitled to receive notice of and to vote at the Extraordinary General Meeting remains the close of business on September 16, 2026 (the “Record Date”). Shareholders as of the Record Date are eligible to vote, even if they have subsequently sold their shares. Shareholders who have already submitted their proxies or voted and do not wish to change their vote need not take any further action. Shareholders who have not yet voted are urged to submit their votes promptly.

As a result of the postponement, the deadline for delivery of redemption requests from the Company’s shareholders in connection with the Extraordinary General Meeting has been extended from 5:00 p.m. Eastern Time on October 7, 2026 (two business days before the originally scheduled Extraordinary General Meeting) to 5:00 p.m. Eastern Time on October 15, 2026 (two business days before the postponed Extraordinary General Meeting). Shareholders who have already submitted redemption requests may revoke such requests prior to the new deadline and, thereafter, with the Company’s consent.

If you have questions regarding the certification of your position or delivery of your shares, please contact:

Transhare Corporation

Bayside Center 1

17755 North US Highway 19, Suite # 140

Clearwater, FL 33764

Attn: Proxy Team
Email: Proxy@Transhare.com

The Company’s shareholders who have questions regarding the postponement, the Extraordinary General Meeting, or would like to request documents may contact the Company’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

About STARRY SEA ACQUISITION CORP

STARRY SEA ACQUISITION CORP is a blank check company incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including but not limited to the date of the Extraordinary General Meeting, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

On September 21, 2026, the Company filed the Proxy Statement with the SEC in connection with its solicitation of proxies for the Extraordinary General Meeting. The Company will amend and supplement the definitive proxy statement to provide information about the Postponement and the redemption request deadline. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE SUPPLEMENT, THE ORIGINAL PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Extraordinary General Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Contact

Yan Liang

heidiliang@starryseacorp.com

STARRY SEA ACQUISITION CORP

418 Broadway #7531
Albany, NY 12207